United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 21, 2009	000-52631
Date of Report (Date of earliest event reported)	Commission File Number

ENERGY HOLDINGS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	52-2404983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2101 N.W. Boca Raton Blvd, Suite 1, Boca Raton, FL  33431
 (Address of Principal Executive Offices) (Zip Code)

(561)445-6531
(Registrant’s telephone number, including area code)

Green Energy Holding, Inc.
 (Former name or former address if changed since the last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

ITEM 801.  OTHER EVENTS

On May 21, 2009, Energy Holdings International Inc. received notice that its trading symbol has been changed to “EGYH”, effective at the open of business on May 22, 2009.  The change in symbol follows its corporate name change from Green Energy Holding Corp. to its current name of Energy Holdings International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2009	ENERGY HOLDINGS INTERNATIONAL, INC.

/s/ John Adair,
By: John Adair, Chief Executive Officer